UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2006

HOUSERAISING, INC.

(Exact name of Registrant as specified in its charter)

North Carolina

(State of Other Jurisdiction of Incorporation)

000-50701

(Commission File Number)

56-2253025

(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212

(Address of Principal Executive Offices, including ZIP Code)

704-532-2121

(Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2006, HouseRaising of the Gulf Coast, LLC (the “Company”), a subsidiary of HouseRaising, Inc. (the “Registrant”), entered into a Lease Agreement (“Lease”) with CSC Investments, LLC (“Lessor”) whereby the Company agreed to lease space at 4024 and 4030 (A-C) Canal Street, New Orleans, Louisiana to accommodate the Company’s new design center and continue its expansion efforts for its Gulf Coast operations in New Orleans.

The Company entered into a five year agreement, commencing December 1, 2006 and expiring November 30, 2011 with a five year option to lease 9,828 square feet for an annual rent of approximately $144,000. After the 36th month of the lease, the Landlord can increase rent up to 2% annually. The Company will utilize this space for sales and product design center to support building and disaster relief operations in Louisiana, and provide space for builders, estimators and designers recruited to support the Company’s Gulf Coast initiative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date: November 28, 2006	By:	/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman and CEO